                                                  EXHIBIT NO. 3.1

                        STATE OF DELAWARE

                 OFFICE OF THE SECRETARY OF STATE
                   ____________________________




     I,  WILLIAM T. QUILLEN, SECRETARY  OF STATE OF  THE STATE OF

DELAWARE,  DO HEREBY CERTIFY THE  ATTACHED IS A  TRUE AND CORRECT

COPY  OF THE RESTATED CERTIFICATE OF THE "ENERGY SERVICE COMPANY,

INC.", FILED IN THIS OFFICE ON  THE TENTH DAY OF JUNE, A.D. 1994,

AT 2 O'CLOCK P.M.

     A CERTIFIED COPY  OF THIS CERTIFICATE HAS  BEEN FORWARDED TO

THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.


















                              /S/   WILLIAM T. QUILLEN
                              ____________________________
                              William T. Quillen,
                              Secretary of State


                              AUTHENTICATION:     7147242

                                        DATE:     06-13-94





                        ENERGY SERVICE COMPANY, INC.


                   RESTATED CERTIFICATE OF INCORPORATION


          Energy Service Company, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that:

               (i) The Corporation was incorporated on August 14, 1987 and its original certificate of incorporation (the "Original Certificate of Incorporation") was filed on such date with the Secretary of State of the State of Delaware.

          (ii) The Original Certificate of Incorporation was amended by certificates of amendment filed with the Secretary of State of the State of Delaware on June 21, 1990, June 25, 1991, August 10, 1993, and May 27, 1994.

          (iii) This Restated Certificate of Incorporation (the "Certificate of Incorporation") has been duly adopted in accordance with the applicable provisions of Section 245 of the General Corporation Law of the State of Delaware, and only restates and integrates, and does not further amend, the Corporation's certificate of incorporation as heretofore amended, there being no discrepancy between those provisions and the provisions of this Certificate of Incorporation. Accordingly, the Corporation's Certificate of Incorporation is hereby restated in its entirety to read as follows:


                                ARTICLE ONE

          The name of the corporation is Energy Service Company, Inc.


                                ARTICLE TWO

          The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, Delaware 19801. The registered agent in charge thereof is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware.


                               ARTICLE THREE

          The nature of the business or purpose to be conducted or promoted by the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.





                               ARTICLE FOUR

          The aggregate number of shares of stock which the corporation shall have the authority to issue is 171,497,488 shares, of which 5,000,000 shall be First Preferred Stock, par value $1.00 per share ("First Preferred Stock"), 15,000,000 shares shall be Serial Preferred Stock, par value $1.00 per share ("Serial Preferred Stock"), and 151,497,488 shares shall be Common Stock, par value $.10 per share ("Common Shares"), divided into two classes, of which 125,000,000 shares shall be designated "Common Stock" and 26,497,488 shall be designated "Convertible Common Stock."

          The following is a statement of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of the shares of First Preferred Stock, Serial Preferred Stock, Common Stock and Convertible Common Stock or any series of any class of stock of the corporation, and of the authority expressly granted hereby for the Board of Directors of the corporation to fix by resolution or resolutions any of such designations and powers, preferences and rights, and qualifications, limitations and restrictions thereof that may be desired but which shall not be fixed by this Certificate of Incorporation.

          A.   COMMON SHARES

          Common Shares, upon issuance, shall be fully paid and nonassessable. Such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on the Common Shares from time to time out of any funds legally available therefor. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation, the remaining assets and funds of the corporation available for distribution to holders of Common Shares shall be distributed to holders of the Common Shares according to their respective shares.

          Common  Stock.   The  Board of  Directors  of the  corporation is
hereby expressly vested with authority to issue 125,000,000 shares of Common Stock, par value $.10 per share, from time to time.

          Convertible Common Stock. The Board of Directors of the corporation is hereby expressly vested with authority to issue 26,497,488 shares of Convertible Common Stock, par value $.10 per share, from time to time. In addition to, and in no way in limitation of, the rights of the Convertible Common Stock, the shares of Convertible Common Stock shall have the designations, powers, preferences, and rights, and the qualifications, limitations and restrictions, as follows:

          (i) Designation; Authorized Shares. This class of Common Stock shall be called the "Convertible Common Stock." The number of authorized shares of the Convertible Common Stock shall be 26,497,488.

          (ii) Dividends.   Holders  of  shares of  the Convertible  Common
     Stock shall be entitled to receive dividends when, as, and if declared by the Board of Directors of the corporation in an amount per share equal to the result obtained by multiplying (i) the per share





     dividend, if any, paid upon the Common Stock by (ii) the Conversion Rate (as defined below). The holders of shares of the Convertible Common Stock shall not be entitled to any dividends other than the cash dividends provided in this Clause (ii). Such dividends shall be payable each time dividends are paid to holders of the Common Stock, and the corporation shall not pay dividends on its Common Stock unless contemporaneously therewith dividends are paid on the Convertible Common Stock. Dividends on shares of the Convertible Common Stock shall be noncumulative. Each such dividend shall be paid to the holders of record of shares of the Convertible Common Stock as they appear on the stock register of the corporation on such record date, not exceeding 30 days preceding the payment date thereof, as shall be fixed by the Board of Directors of the corporation, which record date shall be the same as for the holders of the Common Stock.

          (iii)     Conversion.

          (a) Holders of shares of Convertible Common Stock will have the right, exercisable at any time, to convert each share of the Convertible Common Stock into 0.25 of a share of Common Stock, subject to adjustment as described below (such rate or adjusted rate being referred to herein as the "Conversion Rate"). If any shares of the Convertible Common Stock are converted between the record date with respect to any dividend payment and the next succeeding dividend payment date, such shares of the Convertible Common Stock must be accompanied by funds equal to the dividend payable on such dividend payment date on the shares of the Convertible Common Stock so converted.

          (b) Any holder of shares of the Convertible Common Stock electing to convert such shares or any portion thereof in accordance with subparagraph (a) of this Clause (iii) shall deliver the certificates therefor to the principal office of any transfer agent for the Common Stock, with the form of notice of election to convert endorsed on such certificates fully completed and duly executed. The conversion right with respect to any such shares of the Convertible Common Stock shall be deemed to have been exercised at the date upon which the certificates therefor with such notice of election duly executed shall have been so delivered, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such Common Stock upon said date.

          (c) No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of shares of the Convertible Common Stock. Any fractional interest that would result from conversion shall be rounded up or down to the nearest whole share and there shall be no cash paid by or to the corporation in respect of such fractional interest.

          (d)  If a holder converts shares of the Convertible Common Stock, the corporation shall pay  any documentary, stamp or similar  issue or transfer  tax due  on the  issue of  shares or  Common Stock  upon the
     conversion.   The holder, however, shall pay any such tax which is due





     because the shares are issued in a name other than the name of such holder.

          (e) The corporation shall reserve out of its authorized but unissued Common Stock or its Common Stock held in treasury enough shares of Common Stock to permit the conversion of all the shares of the Convertible Common Stock. For the purposes of this subparagraph
     (e), the full number of shares of Common Stock then issuable upon the conversion of all outstanding shares of the Convertible Common Stock shall be computed as if at the time of computation of such number of shares of Common Stock all outstanding shares of the Convertible Common Stock were held by a single holder. The corporation shall from time to time, in accordance with the laws of the State of Delaware, increase the authorized amount of its Common Stock if at any time the authorized amount of its Common Stock remaining unissued and its Common Stock held in treasury shall not be sufficient to permit the conversion of all shares of the Convertible Common Stock at the time outstanding. If any shares of Common Stock required to be reserved for issuance upon conversion of shares of the Convertible Common Stock hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be issued upon such conversion, the corporation will in good faith and as expeditiously as possible endeavor to cause such shares to be so registered or approved.

          (f) The Conversion Rate in effect at any time shall be subject to adjustment as follows:

               If the corporation:

                    (1) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

                    (2) subdivides its outstanding shares of Common Stock into a greater number of shares;

                    (3) combines its outstanding shares of Common Stock into a smaller number of shares;

                    (4) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock; or

                    (5) issues by reclassification of its Common Stock any shares of its capital stock;

     then the conversion privilege and the Conversion Rate in effect immediately prior to such action shall be adjusted so that the holder of shares of the Convertible Common Stock thereafter converted may receive the number of shares of capital stock of the corporation that the holder would have owned immediately following such action if the holder had converted the shares of the Convertible Common Stock immediately prior to such action.





          The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

          If after an adjustment a holder of shares of the Convertible Common Stock upon conversion of such shares may receive shares of two or more classes of capital stock of the corporation, the corporation shall determine the allocation of the adjusted Conversion Rate between the classes of capital stock. After such allocation, the conversion privilege and the Conversion Rate of each class of capital stock thereafter shall be subject to adjustment on terms comparable to those applicable to Common Stock.

          (g) If the corporation takes any action that would require an adjustment in the Conversion Rate pursuant to Clause (iii)(f), the corporation shall mail to all holders of the Convertible Common Stock a notice thereof stating the proposed record date for the dividend or distribution or the proposed effective date of the subdivision, combination or reclassification. The corporation shall mail the notice at least 15 days before such date. Failure to mail the notice or any defect in it shall not affect the validity of the transaction.

          (h) If the corporation is a party to a transaction in which the corporation consolidates or merges with or into, or transfers or leases all or substantially all of its assets to, any person, or a merger which reclassifies or changes its outstanding Common Stock, upon consummation of such transaction the shares of the Convertible Common Stock shall automatically become convertible into the kind and amount of securities, cash or other assets which the holder of shares of the Convertible Common Stock would have owned immediately after the consolidation, merger, transfer or lease if the holder had converted the shares of the Convertible Common Stock immediately before the effective date of the transaction.

          (i) Each outstanding share of the Convertible Common Stock shall, on December 1, 1995, without any action on the part of the holder thereof, automatically be converted into and become a right to receive, and holders thereof shall be entitled to receive therefor upon surrender of the certificate representing such Convertible Common
     Stock as hereinafter provided, the number of shares of Common Stock as is equal to the product obtained by multiplying (i) the number of shares of Convertible Common Stock surrendered by (ii) the Conversion
     Rate. From and after December 1, 1995, each holder of a certificate theretofor evidencing outstanding shares of Convertible Common Stock shall be entitled to receive and exchange therefor a certificate or certificates representing the number of full shares of Common Stock
     determined  as provided  above.   A certificate  evidencing shares  of
     Common Stock in a name other than that in which the certificate surrendered in exchange therefor is registered may be issued if the certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and the person requesting such exchange shall pay any transfer or other taxes required by reason of the issuance of a certificate for shares of Common Stock in any name other than that





     of the registered holder of the certificate surrendered or establish to the satisfaction of the corporation that such tax has been paid or is not payable. Until so surrendered, each outstanding certificate which prior to December 1, 1995, represented Convertible Common Stock shall until surrendered for exchange pursuant to this Clause (iii)(i) be deemed for all purposes to evidence only the right to receive Common Stock pursuant to the provisions hereof; provided, however, that each outstanding certificate which prior to December 1, 1995, represented Convertible Common Stock shall be deemed for all corporate purposes of the corporation to evidence ownership of the number of full shares of Common Stock into which the shares of the Convertible Common Stock represented thereby were converted pursuant to provisions hereof; and provided further, until such outstanding certificates formerly representing Convertible Common Stock are so surrendered, no dividend payable to holders of record of Common Stock as of any date subsequent to December 1, 1995, shall be paid to holders of such outstanding certificates in respect thereof. Upon surrender of certificates of Convertible Common Stock, there shall be paid (without interest) to the holder of the certificates of Common Stock issued in exchange therefor (a) on or as soon as practicable after such date of surrender, the amount of dividends, if any, which as of any date subsequent to December 1, 1995 became payable and were not paid to such holder with respect to such shares of Common Stock, unless the amount of such dividends has theretofore been paid to a public official pursuant to applicable abandoned property laws, and (b) on the appropriate payment date, if any, occurring subsequent to such date of surrender, the amount of such dividends if the record date in respect thereof occurred after December 1, 1995 but prior to the date of surrender. There shall be no registry of transfers on the records of the corporation of shares of Convertible Common Stock, and, if a certificate representing such shares is presented to the corporation, it shall be cancelled and exchanged for a certificate representing shares of Common Stock as herein provided.

          (iv) Voting Rights. Holders of shares of the Convertible Common Stock shall be entitled to the number of votes per share equal to the result obtained by multiplying (i) each share by (ii) the Conversion Rate, and shall vote together on all matters with the holders of Common Stock as a single class.

          B. FIRST PREFERRED STOCK. The Board of Directors of the corporation is hereby expressly vested with authority to issue 5,000,000 shares of First Preferred Stock, par value $1.00 per share, in series, and by filing a certificate of designation pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences, and rights of each such series, and the qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:





          (a) The number of shares constituting that series and the distinctive designation of that series;

          (b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

          (c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

          (d) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

          (e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

          (f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and if so, the terms and amount of such sinking fund;

          (g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

          (h) Any other relative rights, preferences and limitations of that series.

     Dividends on outstanding shares of First Preferred Stock shall be paid or declared and set apart for payment before any dividends shall be paid or declared and set apart for payment on the shares of Common Stock or any subordinate and inferior series of Serial Preferred Stock with respect to the same dividend period.

     If upon any voluntary or involuntary liquidation, dissolution or winding up of the corporation, the assets available for distribution to holders of shares of First Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of First Preferred Stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.

     Shares of First Preferred Stock which have been redeemed or converted, or which have been issued and reacquired in any manner and retired, shall have the status of authorized and unissued First Preferred Stock and may be





reissued by the Board of Directors as shares of the same or any other series, unless otherwise provided with respect to any series in the resolution or resolutions of the Board of Directors creating such series.

     There are presently outstanding 2,839,110 shares of the corporation's $1.50 Cumulative Convertible Exchangeable Preferred Stock (the "$1.50 Preferred Stock") and no outstanding shares of the corporation's Series A 8% Non-Cumulative Convertible Preferred Stock (the "Series A Preferred Stock"), each of which is a series of First Preferred Stock, and the number of shares, designations, powers, preferences and rights of each such series were not changed in any respect by the amendments to this Article Four approved by the stockholders of the corporation on June 5, 1990 (the "1990 Certificate Amendment"). The terms and provisions of Section C of Article Four of the Certificate of Incorporation of the corporation filed with the Secretary of State of the State of Delaware (the "Secretary") on August 14, 1987, and the terms and provisions of the corporation's Certificate of Designation filed with the Secretary on April 29, 1988, are each hereby incorporated herein by this reference for all purposes as if set forth herein in full and, any other provision herein notwithstanding, were not amended or repealed in any respect by the 1990 Certificate Amendment except for the designation of the class. Certificates evidencing shares of Series A Preferred Stock and $1.50 Preferred Stock outstanding at the time the 1990 Certificate Amendment became effective continued to evidence such shares notwithstanding the redesignation of the class of such shares.

          C. SERIAL PREFERRED STOCK. The Board of Directors of the corporation is hereby expressly vested with authority to issue 15,000,000 shares of Serial Preferred Stock, par value $1.00 per share, in series, and by filing a certificate of designation pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences, and rights of each such series, and the qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

          (a) The number of shares constituting that series and the distinctive designation of that series;

          (b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series; provided, the payment of any dividends on any series of Serial Preferred Stock shall be junior and subordinate to the payment, or the setting apart of a sum sufficient for the payment, of all accrued and current dividends on all outstanding shares of the $1.50 Preferred Stock, the Series A Preferred Stock and any other series of First Preferred Stock which by its terms is senior to the shares of Serial Preferred Stock;

          (c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such






     voting rights; provided, that any series may be allowed to vote together with the shares of Common Stock (and with the shares of any other series of Serial Preferred Stock or First Preferred Stock which has the right to vote as a single class with the Common Stock) as a single class on any matter except as provided by applicable law;

          (d) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

          (e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

          (f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and if so, the terms and amount of such sinking fund;

          (g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; provided, that rights of any series of Serial Preferred Stock to receive any distribution upon any such event shall be junior and subordinate to the payment, or the setting apart of a sum sufficient for the payment, of the liquidation preference of all outstanding shares of the $1.50 Preferred Stock, the Series A Preferred Stock and any other series of First Preferred Stock which by its terms is senior to the shares of Serial Preferred Stock;

          (h) Any other relative rights, preferences and limitations of that series.

          Dividends on outstanding shares of Serial Preferred Stock shall be paid or declared and set apart for payment before any dividends shall be paid or declared and set apart for payment on the shares of Common Stock with respect to the same dividend period.

          Shares of Serial Preferred Stock which have been redeemed or converted, or which have been issued and reacquired in any manner and retired, shall have the status of authorized and unissued Serial Preferred Stock and may be reissued by the Board of Directors as shares of the same or any other series, unless otherwise provided with respect to any series in the resolution or resolutions of the Board of Directors creating such











series. Further, the number of authorized shares of Serial Preferred Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the stock of the corporation entitled to vote.

          Notwithstanding the above, the Board of Directors may grant powers, preferences and rights to any series of Serial Preferred Stock which are on a parity with, or senior to, the powers, preferences and rights of any series of First Preferred Stock, or the class of First Preferred Stock, provided, that such series or class of First Preferred Stock shall have approved such powers, preferences and rights by the vote specified in the terms and provisions of such series of First Preferred Stock or, if no such vote is specified, by the vote of such series or class required by applicable law, if any.

          D. GENERAL. The Board of Directors may in its discretion issue from time to time authorized but unissued shares for such consideration as it may determine, and holders of Common Stock, First Preferred Stock and Serial Preferred Stock shall have no preemptive rights, as such holders, to purchase any shares or securities of any class, including treasury shares, which may at any time be issued or sold or offered for sale by the corporation.

          At each election of directors, every stockholder entitled to vote at any meeting shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected. Cumulative voting of shares of stock of the corporation, whether Common Stock, First Preferred Stock or Serial Preferred Stock, is hereby prohibited.

          The corporation shall be entitled to treat the person in whose name any share or other security is registered as the owner thereof, for all purposes, and shall not be bound to recognize any equitable or other claim to or interest in such share or other security on the part of any other person, whether or not the corporation shall have notice thereof.


                                ARTICLE FIVE

          A. The name and address of the incorporator of the corporation has been omitted in accordance with Section 245 of the General Corporation Law of the State of Delaware.


                                ARTICLE SIX

          A. The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors. The number of directors of the corporation shall be not less than three nor more than fifteen. The number of directors shall be fixed within the foregoing limits from time to time by resolution duly adopted by the Board of Directors. The directors of the corporation need not be stockholders therein.






          B. The directors of the corporation, other than the directors elected pursuant to the special voting rights of any class or series of preferred stock or indebtedness then outstanding, shall be classified, with respect to the time for which they severally hold office, into three (3) classes, as nearly equal in number as possible, as shall be provided in the Bylaws of the corporation; one class whose initial term expires at the annual meeting of stockholders to be held in 1992; another class whose initial term expires at the annual meeting of stockholders to be held in 1993; and another class whose initial term expires at the annual meeting of stockholders to be held in 1994; with each class to hold office until its successors are duly elected and qualified. At each annual meeting of stockholders beginning with the annual meeting for 1992, the number of directors equal to the number of the class whose term expires at such meeting shall be elected to hold office until the third succeeding annual meeting of stockholders.

          C. In the event of any change in the authorized number of directors, the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the classes of directors so as to maintain such classes as nearly equal as possible.

          D. Notwithstanding any of the foregoing provisions of this Article Six and subject to the rights, if any, of the holders of any then outstanding class or series of preferred stock or indebtedness of the corporation with special rights to elect directors, each director shall serve until his successor is elected and qualified or until his death, retirement, resignation or removal for cause. Should a vacancy on the Board of Directors occur or be created, whether arising through death, retirement, resignation or removal of a director for cause, or through an increase in the number of directors of any class, such vacancy shall be filled by the majority vote of the remaining directors of all classes, whether or not a quorum, or by a sole remaining director. A director so elected to fill a vacancy shall serve for the remainder of the then present term of office of the class to which he was elected.

          E. Notwithstanding any other provisions of this Certificate of Incorporation or the Bylaws of the corporation, or any provision of law which might otherwise permit a lesser vote or no vote, the provisions set forth in this Article Six may not be amended or repealed in any respect, unless such action is approved by the affirmative vote of the holders of at least two-thirds of the voting power of all of the then outstanding shares of the corporation entitled to vote generally in the election of directors, voting together as a single class.


                               ARTICLE SEVEN

          The corporation is to have a perpetual existence.









                                ARTICLE EIGHT

          The Board of Directors may exercise all such powers and do all such lawful acts and things as are not by statute, the Bylaws, or this Certificate of Incorporation directed or required to be exercised and done by the stockholders.


                                ARTICLE NINE

          The initial Bylaws of the corporation shall be adopted by the Board of Directors. The power to alter, amend or repeal the corporation's Bylaws, and to adopt new Bylaws, is hereby vested in the Board of Directors, subject, however, to repeal or change by the affirmative vote of the holders of at least two-thirds of the outstanding shares entitled to vote thereon. Notwithstanding any other provisions of this Certificate of Incorporation, or any provision of law which might otherwise permit a lesser vote or no vote, the affirmative vote of the holders of at least two-thirds of the voting power of all of the then outstanding shares of the voting stock, voting together as a single class, shall be required to alter, amend, or repeal this Article Nine.


                                ARTICLE TEN

          The corporation reserves the right to amend, alter or repeal any provisions contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by law, and all rights conferred upon officers, directors, and stockholders herein are granted subject to this reservation.


                               ARTICLE ELEVEN

          Special meetings of the stockholders of the corporation for any purpose or purposes may be called at any time by the Board of Directors, the Chairman of the Board of Directors or the President. Special meetings of the stockholders may not be called by any other person or persons.


                               ARTICLE TWELVE

          Meetings  of stockholders may be held within or without the State
of Delaware as the Bylaws may provide.   Elections of directors need not be
by written ballot.


                              ARTICLE THIRTEEN

          Subject to the rights, if any, of the holders of any then outstanding class or series of preferred stock or indebtedness of the corporation with special rights to elect directors, any or all of the directors of the corporation may be removed from office at any time, but






only with cause and only by the affirmative vote of the holders of a majority of the outstanding shares of the corporation then entitled to vote generally in the election of directors, voting together as a single class. Notwithstanding any other provisions of this Certificate of Incorporation or the Bylaws of the corporation, or any provision of law which might otherwise permit a lesser vote or no vote, the provisions set forth in this Article Thirteen may not be amended or repealed in any respect, unless such action is approved by the affirmative vote of the holders of at least two-thirds of the voting power of all of the then outstanding shares of the corporation entitled to vote generally in the election of directors, voting together as a single class.


                              ARTICLE FOURTEEN

          The officers of the corporation shall be chosen in such a manner, shall hold their offices for such terms and shall carry out such duties as are determined solely by the Board of Directors, subject to the right of the Board of Directors to remove any officer or officers at any time with or without cause.


                              ARTICLE FIFTEEN

          A. The corporation shall indemnify to the full extend authorized or permitted by law (as now or hereafter in effect) any person made, or threatened to be made, a defendant or witness to any action, suit or proceeding (whether civil or otherwise) by reason of the fact that he, his testator or intestate, is or was a director of officer of the corporation or by reason of the fact that such director of officer, at the request of the corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity. Nothing contained herein shall affect any rights to indemnification to which employees other than directors and officers may be entitled by law. No amendment or repeal of this Section A of Article Fifteen shall apply to or have any effect on any right to indemnification provided hereunder with respect to any acts or omissions occurring prior to such amendment or repeal.

          B. No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which such director derived an improper personal benefit. No amendment to or repeal of this Section B of Article Fifteen shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or






repeal.

          C. In furtherance and not in limitation of the powers conferred by statute:

          (i) the corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of law; and

          (ii) the corporation may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the full extent authorized or permitted by law and including as part thereof provisions with respect to any or all of the foregoing to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein, or elsewhere.


                              ARTICLE SIXTEEN

          (a) Purpose and Effectiveness. The purpose of this Article Sixteen is to limit ownership and control of shares of any class of capital stock of the corporation by Aliens in order to permit the corporation to hold, obtain or reinstate a license or franchise from a governmental agency necessary to conduct its business as a U.S. Maritime Company. The effectiveness of this Article Sixteen shall terminate one year after the corporation and each Subsidiary and Controlled Person cease to be a U.S. Maritime Company unless, at or prior to that time, either the corporation or a Subsidiary or a Controlled Person has reinstated itself as a U.S. Maritime Company or has contracted to reinstate itself as a U.S. Maritime Company. The Board of Directors is hereby authorized to adopt all such Bylaws and resolutions, and to effect any and all other measures reasonably necessary or desirable and consistent with applicable law and the provisions of this Certificate of Incorporation, to fulfill the purpose and implement the provisions of this Article Sixteen.

          (b)  Restrictions on Transfers.

          (i) Any transfer, or attempted or purported transfer, of any shares of Common Stock issued by the corporation or any interest therein or right thereof, which would result in the ownership or control by one or more Aliens of an aggregate percentage of the shares of Common Stock of the corporation or of any interest therein or right thereof in excess of the Permitted Percentage shall, to the full extent permitted by law, and for so long as such excess shall exist, be void and shall be ineffective as






against the corporation and the corporation shall not recognize, to the extent of such excess, the purported transferee as a shareholder of the corporation for any purpose whatsoever except for the purpose of making a further transfer to a person not an Alien; provided, however, that such shares, to the extent of such excess, may nevertheless be deemed to be Alien owned shares for the purposes of the other provisions of this Article Sixteen.

          (ii) The Board of Directors is hereby authorized to adopt a Bylaw or Bylaws and to take such other action as it may deem necessary or desirable to implement the restriction set forth in subsection (i) above, including, without limitation, (A) requiring, as a condition to transfer, representations and other proof as to the identity of existing or prospective stockholders and persons on whose behalf shares of stock of the corporation or any interest therein or right thereof are or are to be held and as to whether or not such persons are Aliens, and (B) establishing and maintaining a dual stock certificate system under which different forms of stock certificates, representing outstanding shares of Common Stock of the corporation, are issued to the holders of record of the shares represented thereby to indicate whether or not such shares or any interest therein or right thereof is owned or controlled by an Alien.

          (c)  Suspension of  Voting and Dividend  and Distribution  Rights
With Respect to Alien Owned Stock. With respect to shares of the outstanding capital stock of the corporation or any class thereof determined to be in excess of the Permitted Percentage in accordance with this section (c) of this Article Sixteen, the corporation may, to the full extent permitted by law, so long as such excess exists, withhold the payment of dividends and other distributions of assets in respect of such excess Alien owned shares and suspend the voting rights of such excess Alien owned shares. If Alien ownership of the outstanding capital stock of the corporation or any class thereof shall be in excess of the Permitted Percentage, the shares deemed included in such excess for purposes of this section (c) of this Article Sixteen shall be those Alien owned shares that the Board of Directors determine became so owned most recently.

          (d)  Definitions.

          (i) "Alien" shall mean (1) any person (including an individual, a partnership, a corporation or an association) who is not a United States citizen within the meaning of Section 2 of the Shipping Act, 1916, as an amended or as it may hereafter be amended; (2) any foreign government or representative thereof; (3) any corporation, the president, chief executive officer or chairman of the board of directors of which is an Alien, or of which more than a minority of the number of its directors necessary to constitute a quorum are Aliens; (4) any corporation organized under the laws of any foreign government; (5) any corporation of which 25% or greater interest is owned beneficially or of record, or may be voted by, an Alien or Aliens, or which by any other means whatsoever is controlled by or in which control is permitted to be exercised by an Alien or Aliens (the Board of Directors being authorized to determine reasonably the meaning of "control" for this purpose); (6) any partnership or association which is






controlled by an Alien or Aliens; or (7) any person (including an individual, partnership, corporation or association) who acts as representative of or fiduciary for any person described in clauses (1) through (6) above.

          (ii) "Controlled   Person"   shall   mean   any   corporation  or
partnership of which the corporation or any Subsidiary owns or controls an interest in excess of 25%.

          (iii) "Permitted Percentage" shall mean 2% less than the lawful maximum percentage of the outstanding shares of capital stock of the corporation, or any class thereof (as evidenced by a resolution of the Board of Directors), which, if shares in excess of such percentage were held by Aliens, would prevent the corporation (or any Subsidiary or Controlled Person) from being a U.S. Maritime Company.

          (iv) "Subsidiary" shall mean any corporation more than 50% of the outstanding stock of which is owned by the corporation or any Subsidiary of the corporation.

          (v) "U.S. Maritime Company" shall mean any corporation or other entity which, directly or indirectly (1) owns or operates vessels in the United States foreign trade; (2) owns any vessel on which there is a preferred mortgage issued in connection with Title XI of the Merchant Marine Act, 1936, as amended; (3) operates vessels under agreement with the United States Government (or any agency thereof); (4) conducts any activity, takes any action or receives any benefit which would be adversely affected under any provision of the U.S. Maritime, shipping or vessel documentation laws by virtue of Alien ownership of its stock; or (5) maintains a Capital Construction Fund under the provisions of Section 607 of the Merchant Marine Act, 1936, as amended.


                             ARTICLE SEVENTEEN

          Subject to the rights, if any, of the holders of any then outstanding class or series of preferred stock or indebtedness of the corporation with special rights to elect directors, any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of the stockholders or by unanimous written consent of stockholders, and stockholders may not otherwise act by written consent. Notwithstanding any other provisions of this Certificate of Incorporation or the Bylaws of the corporation, or any provision of law which might otherwise permit a lesser vote or no vote, the provisions set forth in this Article Seventeen may not be amended or repealed in any respect, unless such action is approved by the affirmative vote of the holders of at least two-thirds of the voting power of all of the then outstanding shares of the corporation entitled to vote generally in the election of directors, voting together as a single class."










          IN WITNESS WHEREOF, Energy Service Company, Inc. has caused this certificate to be signed by Carl F. Thorne, its President, and attested to by William S. Chadwick, Jr., its Secretary, as of May ________, 1994.

                                       ENERGY SERVICE COMPANY, INC.



                                       By: /s/ Carl F. Thorne
                                           __________________________
                                               Carl F. Thorne,
                                               President

Attested: /s/ William S. Chadwick, Jr.
          ____________________________
          William S. Chadwick, Jr.
          Secretary


































